United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(426,880)
Unrealized Gain (Loss) on Market Value of Futures	(385,850)
Dividend Income	48
Interest Income	258
ETF Transaction Fees	700
Total Income (Loss)	$(811,724)

Expenses
General Partner Management Fees	$5,787
Brokerage Commissions	785
NYMEX License Fee	145
Non-interested Directors' Fees and Expenses	134
Prepaid Insurance Expense	125
Other Expenses	7,285
Total Expenses	14,261
Expense Waiver	(5,838)
Net Expenses	$8,423
Net Income (Loss)	$(820,147)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/13	$14,535,677
Withdrawals (100,000 Shares)	(3,446,792)
Net Income (Loss)	(820,147)

Net Asset Value End of Month	$10,268,738
Net Asset Value Per Share (300,000 Shares)	$34.23

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612